EXHIBIT 31.3

CERTIFICATION PURSUANT TO
FORM OF RULE 13A-14(A)
AS ADOPTED PURSUANT TO
SECTION 302(A) OF THE SARBANES-OXLEY ACT OF 2002

     I, John A. Scarlett, M.D., President and Chief Executive Officer of Geron Corporation, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K/A of Geron Corporation; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: March 27, 2012

/s/ JOHN A. SCARLETT
John A. Scarlett, M.D.
President and Chief Executive Officer